UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 27, 2006
Rockville Financial, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1: NOTICE REGARDING BLACKOUT PERIOD WITH RESPECT TO ROCKVILLE BANK 401(K) PLAN

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On September 27, 2006, the Registrant received notice from the Plan Administrator of the Rockville Bank 401(k) Plan (the “Plan”) with regard to a proposed blackout period during which the right of participants in the Plan to effect trades in the Registrant’s common stock will be suspended temporarily. The blackout period under the Plan is proposed in order to effect a change in one of the Plan’s trustees to Charles Schwab Trust Company from State Street Bank and Trust Company effective November 1, 2006. The blackout period will begin on November 1, 2006, the effective date of the trustee change, and is expected to end on November 15, 2006.
Attached hereto as Exhibit 99.1 is the notice that the Registrant has delivered to its Directors, Executive Officers and other Insiders pursuant to Rule 104 of Regulation BTR notifying these individuals of the blackout period described above and the resulting prohibition against their making trades in the Registrant’s common stock during that period.
Item 9.01. Financial Statements and Exhibits
     (a) Not Applicable
     (b) Not Applicable
     (c) Exhibits

Number	Description
99.1	Notice Regarding Blackout Period with Respect to the Rockville Bank 401(k) Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2006	ROCKVILLE FINANCIAL, INC. Registrant
	By:	/s/ Gregory A. White
Gregory A. White
Senior Vice President/ Chief Financial Officer